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                                                                     EXHIBIT 5.1

                     [Letterhead of Hogan & Hartson L.L.P.]





                               November 24, 1997



Board of Directors
BTG, Inc.
3877 Fairfax Ridge Road
Fairfax, Virginia  22030-7448


Ladies and Gentlemen:

                 This firm has acted as counsel to BTG, Inc., a Virginia corporation (the "Company"), in connection with its Registration Statement on Form S-4 (the "Registration Statement"), filed with the Securities and Exchange Commission relating to the issuance of up to 950,000 shares of common stock, no par value of the Company. Such shares are to be issued, along with cash, in connection with the proposed acquisition of Micros-to-Mainframes, Inc. ("MTM") by the Company in a merger (the "Merger") between MTM and a wholly-owned subsidiary of the Company. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. Section 229.601(b)(5), in connection with the Registration Statement.

                 For purposes of this opinion letter, we have examined copies of the following documents:

                 1.       An executed copy of the Registration Statement.

                 2. An executed copy of the Agreement and Plan of Merger dated as of August 29, 1997, among MTM, the Company, and a wholly owned subsidiary of the Company (the "Merger Agreement").

                 3. The Articles of Incorporation of the Company, as certified by the Clerk of the Virginia State Corporation Commission on November 19, 1997 and as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.





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BTG, Inc.
November 24, 1997
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                 4.       The By-laws of the Company, as certified by the
                          Secretary of the Company on the date hereof as being complete, accurate and in effect.

                 5. Resolutions of the Board of Directors of the Company adopted on August 8, 1997 and November 21, 1997, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect, relating to the Merger and arrangements in connection therewith.

                 In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

                 This opinion letter is based as to matters of law solely on applicable provisions of the Stock Corporation Act of the Commonwealth of Virginia. We express no opinion herein as to any other laws, statutes, ordinances, rules or regulations not specifically referred to above.

                 Based upon, subject to and limited by the foregoing, we are of the opinion that the Merger has been duly authorized on behalf of the Company and that, (i) following the effectiveness of the Registration Statement, and
(ii) issuance of the shares of Common Stock pursuant to the terms of the Merger Agreement, the shares of Company common stock issued in connection with the Merger will be validly issued, fully paid and nonassesable under the Stock Corporation Act of the Commonwealth of Virginia.

                 We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this opinion letter and should not be quoted in whole or in part or otherwise referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.





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BTG, Inc.
November 24, 1997
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                 We hereby consent to the filing of this opinion letter as
Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the proxy statement/prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                              Very truly yours,

                                              /s/ HOGAN & HARTSON L.L.P.

                                              HOGAN & HARTSON L.L.P.